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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (i) on Form S-3 (Nos. 333-113076, 333-70111, 333-30394, 333-68828, 333-62434, 333-126058, 333-140222, 333-143941 and 333-163914) and in the related Prospectuses; (ii) on Form S-4 (No. 333-137391) and in the related Prospectus; (iii) on Form S-8 (Nos. 333-61555, 333-87485, 333-89964, 333-127014 and 333-143721) pertaining to the Stock Option and Incentive Plans of SL Green Realty Corp., and (iv) on Form S-8 (No. 333-148973) pertaining to the 2008 Employee Stock Purchase Plan of our reports dated February 16, 2010 with respect to the consolidated financial statements and schedule of SL Green Realty Corp. and the effectiveness of internal control over financial reporting of SL Green Realty Corp., our report dated February 16, 2010 with respect to the consolidated financial statements of Rock-Green, Inc., and our report dated February 16, 2010 with respect to the consolidated financial statements of 1515 Broadway Realty Corp., included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

New York, New York	/s/ Ernst & Young LLP
February 16, 2010

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm